Exhibit 1.1
NATIONAL STORAGE AFFILIATES TRUST
Amendment No. 1 to the Sales Agreement
May 19, 2021

Jefferies LLC 520 Madison Avenue New York, New York 10022	KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

BMO Capital Markets Corp. 3 Times Square 25th Floor New York, New York 10036	Truist Securities, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326

BTIG, LLC 65 East 55th Street New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

As Agents

Jefferies LLC 520 Madison Avenue New York, New York 10022	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Bank of Montreal c/o BMO Capital Markets Corp. 250 Yonge Street, 10th Floor Toronto, Ontario MSB 2L7 Canada	Truist Bank 3333 Peachtree Road NE Atlanta, Georgia 30326

Citibank, N.A. 390 Greenwich Street, 3rd Floor New York, New York 10013	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

As Forward Purchasers

National Storage Affiliates Trust
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111

Re:     Amendment No. 1 to the Sales Agreement

Ladies and Gentlemen:
Reference is made to the Sales Agreement, dated February 27, 2019 (the “Sales Agreement”), among National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”), and each of (i) Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.), and Wells Fargo Securities, LLC, as an agent and/or principal under any Terms Agreement (each, an “Agent” and, collectively, the “Agents”), and (ii) Jefferies LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), in each case, on the terms set forth in the Sales Agreement, with respect to the issuance and sale from time to time by the Company of common shares of beneficial interest, par value $0.01 per share, of the Company having a Maximum Program Amount of up to $250,000,000 on the terms set forth in the Sales Agreement.
In connection with the foregoing, the Company and the Agents wish to amend the Agreement pursuant to Section 9(g) thereof through this Amendment No. 1 to the Sales Agreement (this “Amendment”) to permit Citigroup Global Markets Inc. (“Citigroup”) and Citibank, N.A. (“Citibank”) to join the Sales Agreement as an additional Agent and Forward Purchaser, to permit Truist Bank (“Truist”) to join the Sales Agreement as an additional Forward Purchaser, to increase the Maximum Program Amount to up to $400,000,000 and to make certain related changes to the Agreement with effect on and after the date hereof (the “Effective Date”).
SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Joinder. Each of Citigroup and Citibank hereby joins and becomes a party to the Sales Agreement (as amended by this Amendment) as an Agent and Forward Purchaser, respectively, and Truist hereby joins and becomes a party to the Sales Agreement (as amended by this Amendment) as a Forward Purchaser with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Sales Agreement (as amended by this Amendment), and acknowledges and agrees to be hereby bound by and be subject to, and shall continue to be bound by and subject to, the terms and provisions of the Agreement (as amended by this Amendment). Each of Citigroup, Citibank and Truist acknowledges that it has received a copy of the Sales Agreement.

SECTION 3. Amendments.
(a)    Addressees:
(i)    The addressees of the “Agents” on page 1 of the Sales Agreement is amended to add the following addresses in place of the address of BTIG, LLC:

BTIG, LLC
65 East 55th Street
New York, New York 10022

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
(ii)    The addressees of the “Agents” on page 1 of the Sales Agreement is amended to add the following name in place of SunTrust Robinson Humphrey Inc.:

Truist Securities, Inc.
(iii)    The addressees of the “Forward Purchasers” on page 1 of the Sales Agreement is amended to add the following address under the address of Bank of Montreal:

Citibank, N.A.
390 Greenwich Street, 3rd Floor
New York, New York 10013
(iv)    The addressees of the “Forward Purchasers” on page 1 of the Sales Agreement is amended to add the following address under the address of Morgan Stanley & Co. LLC:

Truist Bank
3333 Peachtree Road NE
Atlanta, Georgia 30326
(b)    Introductory Paragraph:
(i)    The definitions of “Agent” and “Agents” in the introductory paragraph on page 1 of the Sales Agreement is amended to: (i) add “and Citigroup Global Markets Inc.” after “BTIG, LLC” and before KeyBanc Capital Markets Inc and (ii) add "Truist Securities, Inc." in place of "SunTrust Robinson Humphrey Inc."
(ii)    The definitions of “Forward Purchaser” and “Forward Purchasers” in the introductory paragraph on page 1 of the Sales Agreement is amended to add “and Citibank, N.A.” after “Bank of Montreal” and before KeyBanc Capital Markets Inc.” with a comma and “Truist Bank” after Morgan Stanley & Co. LLC and before Wells Fargo Bank, National Association, with a comma.

(iii)    The definition of “Maximum Program Amount” in Section 1 of the Agreement is amended to replace “$250,000,000” with “$400,000,000".
(iv)    The definition of “Sales Price” in Section 1 of the Agreement is amended to add after “Agreement” and before the period the following: “beginning on and after May 19, 2021.”
(c)    Section 3 (Sale of Shares):
(i)    Section 3 of the Agreement is hereby amended as follows:
(A)    to add “or Citigroup Global Markets Inc.” in section (b)(ii) after “BTIG, LLC” and before “KeyBanc Capital Markets Inc.”
(B)    to add "Truist Securities, Inc." in place of "SunTrust Robinson Humphrey Inc."
(C)    to change the date in the second paragraph of section (d) from “December 31, 2020” to “December 31, 2022”
(d)    Section 9 (Miscellaneous):
(i)    Section 9 of the Agreement is hereby amended as follows:
(A)    to add the addresses in section (c) as follows in place of “BTIG, LLC” under “If to the Agents”:

"BTIG, LLC, 65 East 55th Street New York, New York 10022, Attention: ATM Trading Desk"

“Citigroup Global Markets Inc., 388 Greenwich Street New York, New York 10013, Attention: Jeff Tao”
(B)    to add "Truist Securities, Inc." in place of "SunTrust Robinson Humphrey Inc." under “If to the Agents”:
(C)    to add the address in section (c) as follows after “Bank of Montreal” under “If to the Forward Purchaser”:

“Citibank, N.A., 390 Greenwich Street New York, New York 10013, 3rd Floor Attention: Joseph Stoots”

(D)    to add the address in section (c) as follows after Morgan Stanley & Co. LLC under “If to the Forward Purchaser”:

“Truist Bank
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326,
Attn: Equity Syndicate Department, dl.atm.offering@truist.com

With a Copy to:

Michael Collins
Managing Director
Office: 404-926-5139
michael.collins@truist.com”
(E)    to replace the address of Wells Fargo Securities, LLC and Wells Fargo Bank, National Association in section (c) as follows:

“500 West 33rd Street
New York, New York 10001
Attn: Equity Syndicate Department”
(e)    Exhibits:
(i)    Each of the introductory paragraphs in Exhibits A and B of the Agreement is hereby amended to: (i) add “Citigroup Global Markets Inc.” after “BTIG, LLC” and before “KeyBanc Capital Markets Inc.” in each case with a comma and (ii) add "Truist Securities, Inc." in place of "SunTrust Robinson Humphrey Inc."
(ii)    The introductory paragraph in Exhibit A of the Agreement is hereby amended to add “as amended,” immediately after the open parenthesis and immediately before the phrase “the “Sales Agreement”)”.
SECTION 4. No Further Amendment. The Agreement, as amended by this Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.
SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 6. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.
SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership, each of the Agents, each of the Forward Purchasers, Citigroup Global Markets Inc., Citibank, N.A. and Truist Bank, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company, each of the Agents, each of the Forward Purchasers, Citigroup Global Markets Inc.,Citibank, N.A. and Truist Bank.
    Very truly yours,

    NATIONAL STORAGE AFFILIATES TRUST

    By: /s/ Tamara D. Fischer
     Name: Tamara D. Fischer
     Title: Chief Executive Officer

    NSA OP, LP

    By: /s/ Tamara D. Fischer
     Name: Tamara D. Fischer
     Title: Chief Executive Officer

Accepted and agreed as of the date first above written:

JEFFERIES LLC,
as Agent

By: /s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director, ECM

JEFFERIES LLC,
as Forward Purchaser

By: /s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director, ECM

ROBERT W. BAIRD & CO. INCORPORATED,
as Agent

By: /s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

BMO CAPITAL MARKETS CORP.,
as Agent

By: /s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

BANK OF MONTREAL,
as Forward Purchaser

By: /s/ Sue Henderson
Name: Sue Henderson
Title: Director, Derivatives Operations

BTIG LLC,
as Agent

By: /s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.,
as Agent

By: /s/ Zhifeng Tao
Name: Zhifeng Tao
Title: Director

CITIBANK, N.A.,
as Forward Purchaser

By: /s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

KEYBANC CAPITAL MARKETS INC.,
as Agent

By: /s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC.,
as Forward Purchaser

By: /s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

MORGAN STANLEY & CO. LLC,
as Agent

By: /s/ Patrick Mullen
Name: Patrick Mullen
Title: Executive Director

MORGAN STANLEY & CO. LLC,
as Forward Purchaser

By: /s/ Patrick Mullen
Name: Patrick Mullen
Title: Executive Director

TRUIST SECURITIES, INC.,
as Agent

By: /s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

TRUIST BANK,
as Forward Purchaser

By: /s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

WELLS FARGO SECURITIES, LLC,
as Agent

By: /s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Forward Purchaser

By: /s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director